EXHIBIT 10-E

                                SIXTH AMENDMENT
                                     TO THE
                 MCDONALD'S CORPORATION PROFIT SHARING PROGRAM


          The McDonald's Corporation Profit Sharing Program (the "Plan"), as amended and restated effective January 1, 1989 and subsequently amended by the First Amendment, effective January 1, 1990; the Second Amendment, generally effective May 1, 1992; Third Amendment, effective July 1, 1992; the Fourth Amendment, generally effective January 1, 1993, and the Fifth Amendment, generally effective July 1, 1993 is hereby amended effective January 1, 1994, except as otherwise provided herein.

                                       I

          Section 1.14(a) shall be amended as follows

          1.14 "Considered Compensation" of a Participant for a Plan Year means:

               (a) except as otherwise specified below, the Participant's total compensation paid during the Plan Year to such Participant by an Employer while an Active Participant as reported in Box 1 of Internal Revenue Service Form W-2 as revised for 1993 (or the equivalent box on any comparable form for subsequent years) for the Plan
                    Year, increased by any amounts by which the Participant's compensation is reduced by Participant Elected Contributions under the McDESOP portion of the Plan or any other portion of the Plan or of any Related Plan which meets the requirements of Section 401(k) of the Internal Revenue Code; compensation reduction contributions for medical, dental or dependent care or other benefits under a cafeteria plan meeting the requirements of Section 125 of the Internal Revenue Code; and payments under the McDonald's Target
                    Incentive Plan which the Participant elected to have paid in April, 1994 and excluding provisions for life insurance; reimbursement or other payments for expenses related to moving (including the relocation bonus); any benefits under the Plan or any other qualified plan described in Section 401(a) of the Internal Revenue Code; and distributions under McDonald's Profit Sharing Program Equalization Plan ("McEqual"), McDonald's 1989 Executive Equalization Plan ("McCAP I"), the McDonald's Supplemental Employee Benefit Equalization Plan
                    ("McCAP II") or the McDonald's Corporation Deferred Incentive Plan; income earned from stock options granted under the McDonald's 1975 Stock Ownership
                    Option Plan; options, restricted stock, stock appreciation rights, performance units and stock bonuses awarded under the McDonald's 1992 Stock Ownership Incentive Plan; Stock Exchange Rights or Performance Units awarded under the McDonald's Corporation 1978 Incentive Plan; payments to a Participant for foreign service in the form of tax gross-up benefits, allowances for cost of living, housing and education, and other similar payments; any income attributable to personal use of an employer-provided vehicle, an allowance paid for the loss of an employer-provided vehicle, use of a company condo, participation in group trips, gift stock, spouse's travel and perquisites whether in cash or in kind and other similar items; and, any severance pay and any special termination bonus paid pursuant to a termination agreement;

                                       II

          Effective November 1, 1993, Section 1.31(b)(1) is hereby amended to read as follows:

               (b)(1) The credit for Hours of Service shall be given for the following:

                    (i) For Plan Years beginning before January 1, 1994, an Employee's prior or subsequent employment by a Foreign Affiliate or Domestic Affiliate;

                    (ii) For Plan years beginning after December 31, 1993,
                         an Employee's prior or subsequent employment by a Domestic or Foreign Affiliate if the employee is transferred to or from such Domestic or Foreign Affiliate from or to the employment of an Employer at the initiative of an Employer (a "Company Initiated Transfer").

               In determining the number of such Hours of Service to be credited, the Plan Administrator shall make good faith estimates based upon the available information and records including the use of reasonable equivalencies similar to those permitted under DOL Reg. Section 2530.200b-3 or estimated average number of hours per week for employees in a given job category.

                                      III

          Section 4.3(a)(1) shall be amended to read as follows:

          (1)  six percent (6%) of the Participant's Considered
               Compensation if the Participant is a staff or an executive employee or a store manager,

                                       IV

          Except as amended here, the Plan as previously amended shall remain in full force and effect.

          Executed in multiple copies this 17th day of December, 1993.


                                   McDonald's Corporation

                                   By: /s/ Stanley R. Stein
                                   Its: Senior Vice President
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